UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2024

CERENCE INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39030	83-4177087
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Mall Road, Suite 416
Burlington, Massachusetts	01803
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (857) 362-7300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	CRNC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

On February 15, 2024, Cerence Inc. (the “Company”) held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, stockholders cast their votes on three proposals as follows:

Proposal 1: To elect nine members of the Company’s Board of Directors:

Director Nominee	For	Against	Abstain	Broker Non-Votes
Arun Sarin	28,317,475	1,731,415	33,725	5,154,283
Thomas Beaudoin	28,268,493	1,781,293	32,829	5,154,283
Marianne Budnik	29,602,595	444,970	35,050	5,154,283
Douglas Davis	29,603,398	443,077	36,140	5,154,283
Sanjay Jha	29,694,873	352,441	35,301	5,154,283
Marcy Klevorn	29,727,580	320,062	34,973	5,154,283
Kristi Ann Matus	29,751,571	295,862	35,182	5,154,283
Alfred Nietzel	29,548,834	497,010	36,771	5,154,283
Stefan Ortmanns	29,740,367	312,278	29,970	5,154,283

Proposal 2: To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
27,521,397	2,491,926	69,292	5,154,283

Proposal 3: To ratify the appointment of BDO USA PC as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2024:

For	Against	Abstain	Broker Non-Votes
35,058,597	81,231	97,070	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cerence Inc.

Date: February 20, 2024	By:	/s/ Stefan Ortmanns
	Name:	Stefan Ortmanns
	Title:	Chief Executive Officer